Exhibit 10.27

GUARANTY

THIS GUARANTY OF LEASE (“Guaranty”) is made as of October 13, 2021, by AMYRIS, INC., a Delaware corporation (“Guarantor”), for the benefit of CP LOGISTICS NVCC IV, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A.RENFIELD MANUFACTURING LLC, a Delaware limited liability company, is Tenant under that certain lease (the “Lease”) with Landlord dated October 13, 2021, respecting certain premises (the “Premises”) located at 9575 N. Virginia Street, Reno, NV 89506, and described more particularly in the Lease.

B.As a condition to entering into the Lease, Landlord requires that Guarantor guarantees the full performance of the obligations of Tenant under the Lease.

C.Guarantor will receive substantial benefit from the Lease and desires that Landlord and Tenant enter into the Lease.

D.All initially capitalized terms not otherwise defined in this Guaranty shall have the meanings set forth in the Lease, unless the context clearly indicates otherwise.

NOW, THEREFORE, in consideration of the execution of the Lease by Landlord and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:

AGREEMENT

1.Guarantee. Guarantor hereby absolutely and unconditionally guarantees (a) the full and faithful performance of all of the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant under the Lease including, but not limited to, the payment when due of all Rent, Additional Rent, property taxes, insurance, and other sums payable by Tenant to Landlord under the Lease, and (b) the payment of all damages owing to Landlord by Tenant after the termination of the Lease or the exercise by Landlord of any other right or remedy of Landlord following a default by Tenant under the Lease (collectively the “Obligations”). Guarantor understands and agrees that this Guaranty is unconditional and continuing, and is a guaranty of payment and performance and not of collection.

2.Independent Obligation. The liability of Guarantor hereunder is independent of the obligation of Tenant or any other person or entity and a separate action or separate actions may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Tenant or whether Tenant is joined in any such action or actions. The release of, or cancellation by, any signer of a similar instrument shall not act to release or otherwise affect the liability of Guarantor hereunder.

3.Modification to Lease. Guarantor’s obligations under this Guaranty shall not be extinguished, discharged, diminished or reduced in any way by any modification or amendment of the Lease including, but not limited to, any extension of the Lease Term, any relocation or substitution of Premises, any increase or decrease in the size of the Premises, any modification of payment dates or amounts, or any subsequent sublease or assignment of the Lease made with or without the consent of Landlord. Guarantor hereby waives any right to approve any modification or amendment of the Lease. Notwithstanding the foregoing, this Guaranty shall not apply during any Option Term (as defined in the Lease) unless Guarantor has delivered to Landlord an instrument in writing approving Tenant’s exercise of the Renewal Option (as defined in the Lease) for such Option Term.

4.Remedies. If, after demand from Landlord and subject to Section 33 of the Lease, Guarantor fails to perform any obligation under this Guaranty of Lease, then in addition to all other remedies provided at law or in equity, from time to time and without first requiring performance on the part of Tenant, and without being required to exhaust or proceed against any or all security held by Landlord for the performance of Tenant under the Lease, Landlord may enforce its rights to require performance by Guarantor of any or all of the obligations on the part of Guarantor to be performed under this Guaranty by action at law or in equity, or both.

5.No Waiver. No failure on the part of Landlord to pursue any remedy under this Guaranty or under the Lease shall constitute a waiver on the part of Landlord of its right to pursue such remedy on the basis of the same or a subsequent default.

6.Waiver of Exoneration. Except as provided in Section 33 of the Lease, Guarantor waives any right to require Landlord to (a) proceed against Tenant, (b) proceed against or exhaust any security held from Tenant, (c) pursue any other right or remedy available to Landlord or (d) have the property of Tenant first applied to the discharge of the Obligations. Guarantor further waives any defense it may acquire by reason of Landlord’s election of any remedy against Guarantor or Tenant, or both.

7.Waiver of Subrogation. Until the obligations of Tenant under the Lease have been performed in full, Guarantor shall have no right of subrogation against Tenant arising from Guarantor’s performance of Tenant’s obligations under the Lease, and Guarantor hereby expressly waives any right to enforce any remedy which Landlord now has or may hereafter acquire against Tenant. Guarantor hereby waives the benefit of, and any right to participate in, any security now or hereafter held by Landlord for the performance of the obligations of Tenant under the Lease.

8.Waiver of Presentments. Except as provided in Section 33 of the Lease, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and waives all notices of the existence, creation, or incurring of new or additional obligations.

9.Other Guarantor Waivers. Without limiting the generality of the preceding paragraphs, but subject to Section 33 of the Lease, Guarantor hereby waives all rights and defenses to:

(a)All defenses by reason of any lack of authority of Tenant, or based on any statute of limitations respecting obligations accruing under the Lease or this Guaranty;

(b)Any and all rights it may have now or in the future to require or demand that Landlord pursue any right or remedy Landlord may have against Tenant or any other third party;

(c)Any defense arising as a result of Guarantor’s election of the application of Section 1111(b)(2) of the Bankruptcy Code or based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

(d)Any defense as a surety arising under applicable law;

(e)Any duty or obligation of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of any and all circumstances bearing on the risk of nonperformance of any Obligation; and

(f)Any defense based upon an election of remedies by Landlord, including any election which destroys or impairs any right of subrogation, reimbursement of contribution which Guarantor may have, or any rights or benefits under any provisions of the law (of the state in which the Premises is located) in any way qualifying, conditioning or limiting the obligations of Guarantor based on any steps or procedures that landlords should take before proceeding against Guarantor.

10.Bankruptcy. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant, or any successor or assignee thereof, or by any disaffirmance or abandonment by a trustee of Tenant. Notwithstanding any modification, discharge or extension of the indebtedness or any amendment, modification, stay or cure of Landlord’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Tenant whether permanent or temporary, and whether assented to by Landlord, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations in accordance with the terms of the Lease and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant.

11.Assignment of Lease. As used herein, the term “Landlord” shall include any successor, assignee or transferee of Landlord. Guarantor agrees that Landlord may, without notice to Guarantor, assign the Lease and this Guaranty in whole or in part, and that no such assignment or transfer of the Lease and/or this Guaranty shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

12.Obligations of Guarantor Are Primary. Guarantor agrees that the liability of Guarantor under this Guaranty shall be primary and that in any cause or right of action which shall accrue to Landlord under this Guaranty, Landlord may, at its sole option but subject to Section 33 of the Lease, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant. If Landlord has any enforceable right against Tenant upon termination of the Lease, Landlord shall be entitled to enforce those rights against Guarantor without giving prior notice to Tenant or Guarantor, and without making any demand on either of them.

13.Attorneys’ Fees. In addition, in the event of any dispute between the parties arising under this Guaranty, or the breach of any covenant or condition under this Guaranty, then the prevailing party shall be entitled to have and recover from the party not so prevailing the attorneys’ fees and costs incurred by the prevailing party, whether such fees and costs are incurred in taking any action under this Guaranty, or in any judicial proceeding (including appellate proceeding). “Prevailing party” for the purposes of this Section shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought in any judicial proceeding whether or not such proceeding is prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or the payment of the sums allegedly due.

14.Time of the Essence. Time is of the essence with respect to the performance of each and every provision of this Guaranty.

15.Governing Law. This Guaranty shall be construed and interpreted in accordance with the laws of the state in which the Premises is located.

16.Captions. The captions and paragraph numbers appearing in this Guaranty are inserted only as a matter of convenience and are not to be used to interpret this Guaranty.

17.Examination of Lease. Guarantor acknowledges that it has: (a) received a copy of the Lease; (b) read and understood the terms and provisions of the Lease including, but not limited to, the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant under the Lease; (c) read and understood the provisions of this Guaranty; and (d) understood the obligation of Guarantor under this Guaranty, including the legal effect of such obligations and has been advised by legal counsel respecting such obligations.

18.Binding to Successors. Guarantor shall not assign any of its obligations hereunder by operation of law or otherwise, and any attempted assignment shall, at Landlord’s sole option, be void. Subject to the foregoing, the obligations of Guarantor under this Guaranty shall be binding on Guarantor’s successors.

19.Guaranty Subject to Section 33 of Lease. Notwithstanding any other provision of this Guaranty, this Guaranty and Guarantor’s obligations hereunder are expressly subject to the provisions of Section 33 of the Lease.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first herein above set forth.

“GUARANTOR”

AMYRIS, INC.,
a Delaware corporation

By:         /s/John Melo     Name:        John Melo
Title:    Chief Executive Officer

Tax I.D. No.
Address: 5885 Hollis Street, Suite 100
Emeryville, CA 94608